WARRANT TO PURCHASE
                          COMMON STOCK
                               OF
            INTEGRATED MARKETING PROFESSIONALS, INC.
            (formerly known as Casino Airlink, Inc.)

This is to certify that Joseph Charles & Associates, Inc. (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase Six Hundred Forty Three Thousand Three Hundred Thirty Three (643,333) shares (the "Common Shares") of Common Stock, $.001 par value per share (the "Common Stock"), of INTEGRATED MARKETING PROFESSIONALS, INC. (formerly known as Casino Airlink, Inc.), a Nevada corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

Exercise

The purchase rights represented by this Warrant are exercisable at a price per Common Share of Forty Four Cents ($0.44), beginning April 21, 1998 and for a period of five (5) years thereafter, subject to adjustment as hereinafter provided.

The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all of the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant n surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to take appropriate action to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding. The Company agrees to obtain any authorization required from its shareholders in order to amend its Articles of Incorporation to increase the authorized capitalization to permit the exercise of this Warrant and other Warrants of like tenor.

No Voting Rights

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

Adjustments

The number of shares of Common Stock purchasable upon exercise of
this  Warrant  and  the  Purchase  Price  shall  be  subject   to
adjustments from time to time as follows:

If the Company shall at any time prior to the expiration of this Warrant subdivide or combine its Common Stock, by forward or reverse stock split or otherwise, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Common Shares issuable upon exercise of the Warrant shall forthwith the proportionately increased or decreased. Appropriate adjustments shall also be made to the purchase price, but the aggregate purchase price payable for the total number of Common Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustments under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company or in the event of any sale of all or substantially all of the Company's assets or any merger, consolidation or restructuring to which the Company is a party in which the Company's stockholders before the transaction or series of transactions hold less than 50% of the voting power of the surviving entity immediately after the transaction or series of transaction (other than as a result of a subdivision, combination or stock dividend provided for above), lawful provision shall be made, and duly executed documents evidencing the same shall be made and shall be delivered to the Holder in substitution for the Holder's rights under this Warrant, so that the Holder shall have the right at any time and from time to time prior to the expiration of this Warrant to purchase at a total price equal to that payable upon exercise of this Warrant immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable in connection with such reclassification, reorganization or change by a Holder of same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall hereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustment shall be made to the purchase price per Common Shares payable hereunder, provided the aggregate purchase price shall remain the same.

Upon, any adjustments of the number of Common Shares issuable upon exercise of this Warrant or the purchase price pursuant to this paragraph, the Company within thirty (30) days thereafter shall cause to be prepared a certificate of the Chief Financial or Accounting Officer of the company setting forth the number of Common Shares issuable upon exercise of this Warrant and the purchase price after such adjustments, and setting forth in reasonable detail the method of calculation used and cause a copy of such certificate to be mailed to the Holder of the Warrant.

In the event of dissolution, liquidation, merger or combination of the Company in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part, to the extent that it shall not have theretofore been exercised.

The  foregoing adjustments and the manner of application  of  the
foregoing   provisions  may  provide  for  the   elimination   of
fractional share interests.

Registration Rights

The Company has agreed to grant the Holders of the Common Shares issued upon exercise of the Warrants evidenced hereby, "piggyback" registration rights in connection with a registration statement (the "Registration Statement") subsequently filed by the Company with the Securities and Exchange Commission (the "SEC"), whereby the company seeks to register shares of its
Common Stock for sale to the public, for the account of the Company or any of its principal shareholders. The Company will undertake to include in any such Registration Statement, subject to the approval of the Underwriter, and in a registration statement other than Form S-8, S-4 or comparable, the Common Shares issued upon exercise of the Warrants. The Company has agreed to pay form, all costs and expenses incident to the issuance, offer, sale and delivery of the Common Shares, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. However, the Company will not pay selling commissions and expenses associated with the Holders' sale of Common Shares, nor shall the company pay transfer taxes in connection with such sale of the Common Shares or fees and expenses of the Holders' counsel. The Company has agreed to indemnify the selling security Holders against civil liabilities including liabilities under the Securities Act of 1933.

The Holders will be required to furnish certain information to the Company and to indemnify the Company against certain civil liabilities, including liabilities arising under the Act with respect to such information. There can be no assurance that any such registration statement will become effective under the Act.

Indemnification

When pursuant hereto a Registration Statement registering the resale of Common Shares or this Warrant is filed under the Act, amended or supplemented by the Company will indemnify and hold harmless each Holder of the Common Shares and Warrant covered by such Registration Statement, amendment or supplement and each person, if any, who controls (within the meaning of the Act) the Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the
Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in resect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arising out of or based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading and will reimburse the Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, and final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder or any other Holder for use in the preparation thereof.

The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said Registration Statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon the omission or the alleged omission to the state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in Registration Statement, said preliminary prospectus, and said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder for use in preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph.

In case any such action is brought against any indemnified party, and it notices an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (however, in the event of disagreement as to the selection of counsel, the indemnified party shall have the right to select such counsel), and after notice from the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any settlement of such action shall require the indemnifying party's consent, which shall not be unreasonably withheld.

MISCELLANEOUS

The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof to fulfillment of all the following conditions:

(a) The completion of any registration or other qualifications of such shares under any federal law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

(c) The obtaining from the registered owner of the Warrant a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and;

(d)   The placing on the certificate of an appropriate legend and
the   issuance  of  stop  transfer  instructions  in   connection
therewith if this Warrant and the related, Common Shares have not been registered under the Act to the following effect;

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURTIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

The  Company  may make any changes or corrections in the  Warrant
(i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that it may deem necessary or desirable and which shall not adversely affect the interest of the Holder; provided, however, that this Warrant shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Holders representing no less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or any increase in the purchase price therefor, or any shortening of the Warrant exercise period shall be made without the consent in writing of the Holders representing such Warrant, other than such changes as are specifically prescribed by this Warrant as originally executed.

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

     INTEGRATED MARKETING PROFESSIONALS, INC.

     By:  /s/ William Forhan

     William Forhan, President

     Dated:

SUBSCRIPTION FORM

(To be executed by the registered holder to exercise the rights to purchase Common Shares evidenced by the within Warrant.)

Integrated Marketing Professionals, Inc.

888 Las Olas Blvd.

Fort Lauderdale, FL  33301

Gentlemen:

The undersigned hereby irrevocably subscribes for Common Shares pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of $ therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new
Warrant of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.

     Dated:           Signed:

     Address: